EXHIBIT 99.1

Kohlberg Capital Schedules Conference Call to Provide Update On Operations Since Its IPO

NEW YORK, March 26, 2007 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced that it will hold a conference call on Monday, April 2, 2007 at 4:00 p.m. Eastern Standard Time. The Kohlberg Capital executive management team will highlight and provide an update on the Company's operations since its IPO on December 11, 2006. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-800-289-0468.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 90 days. The replay dial in numbers are as follows: Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820 Replay Passcode: 7563647

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company ("BDC"). Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, which we acquired from affiliates of Kohlberg & Co., L.L.C. ("Kohlberg & Co."), manages collateralized debt obligation funds ("CDO Funds") which invest in broadly syndicated loans, high-yield bonds and other credit instruments.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

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CONTACT:  Kohlberg Capital Corporation
          Denise Rodriguez, Investor Relations
          (212) 455-8300
          info@kohlbergcapital.com